Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Kaixin Auto Holdings on Form S-8 (File No.333-233442, File No.333-256490, File No.333-259239 and File No. 333-270487) and Form F-3 (File No.333-258450) of our report dated April 28 2022, with respect to our audits of the consolidated financial statements of Kaixin Auto Holdings as of December 31, 2021 and for each of the two years in the period ended December 31, 2021, which report is included in this Annual Report on Form 20-F of Kaixin Auto Holdings for the year ended December 31, 2022. Our report on the consolidated financial statements refers to a change in the method of accounting for lease effective January 1, 2021 due to the adoption of Accounting Standards Codification (“ASC”) Topic 842, Lease (“Topic 842”). We were dismissed as auditors on April 25, 2023, and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such annual report for the periods after the date of our dismissal.

Marcum Asia CPAs LLP

(Formerly Marcum Bernstein & Pinchuk LLP)

New York, NY

May 16, 2023

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com